Exhibit 99.24

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT, dated as of February 27, 2024 (this “Agreement”), is made by and among:

A.	Dr. Gang Yu, a U.S. citizen and the co-founder and co-chairman of the Company (as defined below),

B.	Mr. Junling Liu, an Australian citizen and the co-founder, co-chairman and chief executive officer of the Company,

C.	Infinity Cosmo Limited, a company incorporated under the laws of the British Virgin Islands,

D.	Sunny Bay Global Limited, a company incorporated under the laws of the British Virgin Islands and wholly owned by Mr. Liu,

E.	Shanghai Guosheng Capital Management Co., Ltd., a limited liability company incorporated under the laws of the People’s Republic of China, and

F.	each Person listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”).

Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Consortium Agreement (as defined below).

WHEREAS, the Parties entered into that certain Consortium Agreement, dated September 9, 2022, as amended and restated on July 17, 2023 (the “Consortium Agreement”), pursuant to which, among other things, the Parties agreed to form a consortium to pursue an acquisition transaction with respect to 111, Inc. (the “Company”), an exempted company incorporated under the laws of the Cayman Islands; and

WHEREAS, the Parties desire to terminate the Consortium Agreement pursuant to Section 5.5 of the Consortium Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	Termination of the Consortium Agreement.

The Consortium Agreement is hereby unconditionally and irrevocably terminated pursuant to Section 5.5 of the Consortium Agreement with respect to all Parties and is of no further force or effect, except for any provision of the Consortium Agreement that by its terms would otherwise survive the termination or expiration of the Consortium Agreement. The Parties hereby acknowledge and confirm that no breach of the Consortium Agreement by any Party occurred prior to the date of this Agreement.

2.	Representations and Warranties of the Parties.

Each Party hereby represents and warrants, on behalf of such Party only, to the other Parties that (a) it has the requisite power and authority to execute, deliver and perform this Agreement; (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary action on the part of such Party and no additional proceedings are necessary to approve this Agreement; (c) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of such Party enforceable against it in accordance with the terms hereof (subject to general principles of equity); (d) its execution, delivery and performance (including the provision and exchange of information) of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any material contract or agreement to which such Party is a party or by which such Party is bound, or any office such Party holds, (ii) violate any order, writ, injunction, decree or statute, or any rule or regulation, applicable to such Party or any of its properties and assets or (iii) result in the creation of, or impose any obligation on such Party to create, any lien, charge or other encumbrance of any nature whatsoever upon such Party’s properties or assets; and (e) no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of such Party.

3.	Miscellaneous

3.1           Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes any previous oral or written agreements or arrangements among them or between any of them relating to its subject matter.

3.2            Further Assurances. Each Party shall use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to carry out the intent and purposes of this Agreement.

3.3            Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

3.4            Amendments; Waivers. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by each of the Parties. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the Party against whom the enforcement of such waiver, discharge or termination is sought. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

3.5            Counterparts. This Agreement may be executed in counterparts and all counterparts taken together shall constitute one document. Delivery of a counterpart of this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

3.6            Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than Hong Kong.

3.7            Dispute Resolution. Any disputes, actions and proceedings against any Party arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force (the “Rules”) when the notice of arbitration is submitted and as may be amended by this Section 3.7. The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the arbitration tribunal (the “Tribunal”) shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the Tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the chairman of HKIAC. The award of the Tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

3.8            Headings. Section and paragraph headings are inserted for ease of reference only and shall not affect construction.

[Signatures begin on next page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

Dr. Gang Yu

By:	/s/ Gang Yu

Notice details:
Address: 4th Floor, No. 295
Zuchongzhi Road, Shanghai, PRC
Attention: Dr. Gang Yu
E-mail: gang@111.com.cn

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

Mr. Junling Liu

By:	/s/ Junling Liu

Notice details:
Address: 4th Floor, No. 295
Zuchongzhi Road, Shanghai, PRC
Attention: Mr. Junling Liu
E-mail: junling@111.com.cn

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

Infinity Cosmo Limited

By:	/s/ PANG Mun Wai
Name: Redpa Limited
(represented by PANG Mun Wai)
Title: Director
Authorized signatory for and on behalf of
Infinity Cosmo Limited

Notice details:
Address: Suite 5508, 55/F, Central Plaza,
18 Harbour Road, Wanchai, Hong Kong
Attention: Ms Liza Pang
Email: liza.pang@zedra.com

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

Sunny Bay Global Limited

By:	/s/ Junling Liu
Name: Junling Liu
Title: Director

Notice details:
Address: 4th Floor, No. 295 Zuchongzhi Road, Shanghai, PRC
Attention: Mr. Junling Liu
E-mail: junling@111.com.cn

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

Shanghai Guosheng Capital Management Co., Ltd.

By:	/s/ Daohong Zhou
(Company Seal)

Name: Daohong Zhou
Title: General Manager

Notice details:
Address: Building 8, No. 1320
Yuyuan Road, Changning District, Shanghai, PRC
Attention: Mr. Weigang Li
E-mail: liwg@shgscapital.com

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

6 Dimensions Capital, L.P.

By:	/s/ Christina Chung
By: 6 Dimensions Capital GP, LLC,
its General Partner
Name: Christina Chung
Title: Chief Financial Officer

Notice details:
Address: Unit 6706, The Center, 99 Queen’s Road Central, Hong Kong SAR
Attention: Christina Chung
E-mail: christina.chung@6dimensionscapital.com

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

6 Dimensions Affiliates Fund, L.P.

By:	/s/ Christina Chung
By: 6 Dimensions Capital GP, LLC,
its General Partner
Name: Christina Chung
Title: Chief Financial Officer

Notice details:
Address: Unit 6706, The Center, 99 Queen’s Road Central, Hong Kong SAR
Attention: Christina Chung
E-mail: christina.chung@6dimensionscapital.com

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

ClearVue YW Holdings, Ltd.

By:	/s/ William Chen
Name: William Chen
Title: Director

Notice details:
Address: Unit 2, 9 Floor, Wheelock Square,
No.1717, West Nanjing Road,
Jingan District, Shanghai 200040, China
Attention: Rachel Hu
E-mail: Rachel.Hu@cvpcap.com

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

ClearVue Partners, L.P.

By:	/s/ Harry Chi Hui
Name: Harry Chi Hui
Title: Founding Partner

Notice details:
Address: Unit 2, 9 Floor, Wheelock Square,
No.1717, West Nanjing Road,
Jingan District, Shanghai 200040, China
Attention: Rachel Hu
E-mail: Rachel.Hu@cvpcap.com

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

Zall Capital Limited

By:	/s/ Yan Zhi
Name: Yan Zhi
Title: Director

Notice details:
Address: Room 2101, 21/F,
Two Exchange Square, Central, Hong Kong
Attention: Gavin Zhu
Facsimile: (852) 31535805
E-mail: gavin.zhu@zallcn.com

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

Tongyi Investment Holdings Limited

By:	/s/ Jianmin Huo
Name: Jianmin Huo
Title: Director

Notice details:
Address: Office Building, No.9 Tianhe North Road, Daxing District,
Beijing, China 102600
Attention: Bo Yang
E-mail: yangbo@huosgroup.com

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

First Pharmacia International

By:	/s/ Zhi Yang
Name: Zhi Yang
Title: Director

Notice details:
Address: Suite 2606, Tower 1, Richport Center, 763 Mengzi Road,
Shanghai, China
Attention: Zhi Yang / Maggie Chen
Facsimile: 6315 4545
E-mail: zhi@bvcf.com / maggie@bvcf.com

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

J.P. Morgan Trust Company of Delaware as the trustee for and on behalf of Hodge Mountain 2020 Irrevocable Trust

By:	/s/ Tamika R. Gayle
Name: Tamika R. Gayle
Title: Vice President

Notice details:
Address: 500 Stanton Christiana Road, Newark, DE 19713
Attention: Tamika Gayle
Facsimile: +1 302 634 5344
E-mail: tamika.r.gayle@jpmorgan.com

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

Morning Star Resources Limited

By:	/s/ Andrew Y. Yan
Name: Andrew Y. Yan
Title: Director

Notice details:
Address: Villa C17, Shanghai Hong Qiao State Guest Hotel
1591 Hong Qiao Road, Shanghai, 200336, P.R.China
Attention: Victor Chao
Facsimile: 86-10-6563 0252
E-mail: vchao@sbaif.com

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

Allied China Investment Limited

By:	/s/ Song Yan
Name: Song Yan
Title: Director

Notice details:
Address: Unit 2308, 23/F, Tower A Pingan IFC, 01-03 Xinyuannanlu, Chaoyang District, Beijing 100027, China
Attention: Song Yan
E-mail: yansong@chinaequity.net

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

Shanghai Youwei Genilink Capital Management Limited

By:	/s/ Haotian Jiang
Name: 姜皓天 (Haotian Jiang)
Title: Founding Partner

Notice details:
Address: Suite 3205,1045 Huaihai M Road, Xuhui District, Shanghai
Attention: Fay Zeng
Facsimile: 021-54366010
E-mail: fay.zeng@genilinkcap.com

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

Vendavel Investment SPC acting on behalf of Global Opportunity Fund SP

By:	/s/ Zifeng Xue
Name: Zifeng Xue
Title: Director

Notice details:
Address: Room 1701A, 17/F, Tower 1,
China Hong Kong City, 33 Canton Road,
Tsim Sha Tsui, Kowloon, Hong Kong
Attention: Robert Xue
Facsimile: +852 2880 5097
E-mail: ir@vendavel.net

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

Hangzhou Huazhi Capital Investment Management Co., Ltd.

By:	/s/ Hezhi Chen
Name: 陈和智 Hezhi Chen
Title: President

Notice details:
Address: F11, No. 55 Jinhu Road, Pudong New Area, Shanghai
Attention: Jessie Zheng
Facsimile: 021-60818549
E-mail: zhengwenjie@huazcapital.com

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

Suzhou Kunjie Venture Capital Partnership (Limited Partnership) (苏州坤捷创业投资合伙企业（有限合伙）)

By:	/s/ Jie Wang
Name: Jie Wang
Title: Managing Partner

Notice details:
Address: 19th Floor, No. 567,
Langao Rd, Putuo District, Shanghai
Attention: Fengxia Chen
Facsimile: 86-13817513232
E-mail: kunjie_sz_vcp@163.com

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

SAIF Partners (Nanjing) Equity Investment Fund (LP)

By:	/s/ Yanchao ZHAO
Name: Yanchao ZHAO
Title: Authorized Signatory

Notice details:
Address: Villa C17, Shanghai Hong Qiao State Guest Hotel
1591 Hong Qiao Road, Shanghai, 200336, P.R.China
Attention: Victor Chao
Facsimile: 86-10-6563 0252
E-mail: vchao@sbaif.com

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as a deed as of the date first written above.

SAIF Partners (Nanjing) Hengzhun Venture Capital Fund (LP)

By:	/s/ Andrew Y. Yan
Name: Andrew Y. Yan
Title: Authorized Signatory

Notice details:
Address: Villa C17, Shanghai Hong Qiao State Guest Hotel
1591 Hong Qiao Road, Shanghai, 200336, P.R.China
Attention: Victor Chao
Facsimile: 86-10-6563 0252
E-mail: vchao@sbaif.com

[Signature Page to Termination Agreement]

Exhibit A

Investors

1.	6 Dimensions Capital, L.P., an exempted limited partnership organized and existing under the laws of Cayman Islands

2.	6 Dimensions Affiliates Fund, L.P., an exempted limited partnership organized and existing under the laws of Cayman Islands

3.	ClearVue YW Holdings, Ltd., an exempted company organized and existing under the laws of Cayman Islands

4.	ClearVue Partners, L.P., an exempted limited partnership organized and existing under the laws of Cayman Islands

5.	Zall Capital Limited, a limited liability company organized and existing under the laws of British Virgin Islands

6.	Tongyi Investment Holdings Limited, a limited liability company organized and existing under the laws of Cayman

7.	First Pharmacia International, a limited liability company organized and existing under the laws of Cayman Islands

8.	J.P. Morgan Trust Company of Delaware, a corporation incorporated under the laws of Delaware as the trustee for and on behalf of Hodge Mountain 2020 Irrevocable Trust

9.	Morning Star Resources Limited, a limited liability company organized and existing under the laws of British Virgin Islands

10.	Allied China Investment Limited, a limited liability company organized and existing under the laws of Hong Kong SAR

11.	Shanghai Youwei Genilink Capital Management Limited, a limited liability company organized and existing under the laws of People’s Republic of China

12.	Vendavel Investment SPC acting on behalf of Global Opportunity Fund SP, a segregated portfolio formed by Vendavel Investment SPC, a segregated portfolio company existing under the laws of the Cayman Islands

13.	Hangzhou Huazhi Capital lnvestment Management Co., Ltd. a limited liability company organized and existing under the laws of People’s Republic of China

14.	Suzhou Kunjie Venture Capital Partnership (Limited Partnership), a limited partnership organized and existing under the laws of People’s Republic of China

15.	SAIF Partners (Nanjing) Equity Investment Fund (LP), a limited partnership organized and existing under the laws of People’s Republic of China

16.	SAIF Partners (Nanjing) Hengzhun Venture Capital Fund (LP), a limited partnership organized and existing under the laws of People’s Republic of China

Exhibit A